FIRST AMENDMENT TO THE
GRAPHIC PACKAGING RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, the Compensation and Benefits Committee of the Board of Directors of Graphic Packaging Holding Company has delegated to the Retirement Committee (the “Retirement Committee”) of Graphic Packaging International, Inc. (the “Company”) the responsibility to make certain amendments to the Graphic Packaging Retirement Plan (the “Plan”); and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan, in accordance with recent collective bargaining agreements, to exclude from participation in the Plan new hires, rehires, and transfers at the Company’s Menasha, Wisconsin Carton Plant and Wausau, Wisconsin Carton Plant represented by Local 2-0148 and Local 2-0224 of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied-Industrial and Service Workers International Union;

NOW, THEREFORE, BE IT RESOLVED, effective as of the date that this amendment is executed, that the Plan be, and it hereby is, amended in the following respects:

1.    Section 3.1 of Appendix 3 is amended by adding a new sentence at the end thereof to read as follows:

“Notwithstanding any other provision of the Plan, an Employee who is hired or who would otherwise become an Eligible Employee as a result of a transfer as described in Section 4.1 on or after January ___, 2015 shall not become a Member under this Appendix 3 after January ___, 2015.”

2.    Section 3.2 of Appendix 3 is amended by adding a new sentence at the end thereof to read as follows:

“Notwithstanding any other provision of the Plan, an Employee who is reemployed on or after January ___, 2015 shall not accrue any additional benefit under the terms of this Appendix 3 on and after his date of reemployment.”

[signatures on the following page]

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this First Amendment to the Graphic Packaging Retirement Plan this 6th day of January, 2015.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By: /s/ Brad Ankerholz
Brad Ankerholz

By: /s/ Carla J. Chaney
Carla J. Chaney

By: /s/ Debbie Frank
Debbie Frank

By: /s/ Stephen Scherger
Stephen Scherger

By: /s/ Brian A. Wilson
Brian A. Wilson

W: \4577.007\Docs\1st Amend Graphic Packaging Retirement Plan (1-1-2015 restatement).docx

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